SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2002

DELPHAX TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

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Item 5. Other Events and Regulation FD Disclosure.

     On September 9, 2002, the Company and its bank lender entered into a forbearance agreement that relates to the Company’s previously disclosed default under its credit agreement with the bank. Under this agreement, the bank has not waived any of its rights or remedies as to the underlying default, but has agreed to forbear taking any enforcement action until October 18, 2002, provided that until that time the Company satisfies various conditions. These conditions include reducing the amount of bank debt in relation to the Company’s accounts receivable and inventory, engagement of a financial consultant, weekly reporting to the bank, a collateral audit and payment of a fee to the bank. The Company anticipates that it will be able to satisfy these conditions. If the Company does not satisfy any of these conditions, the bank could declare the Company’s bank debt to be immediately due and payable.

     The Company views entry into the forbearance agreement as a step in the process of attempting to renegotiate the terms of its bank credit agreement. While the Company believes it will be successful in renegotiating those terms, there is no assurance that it will be. The Company’s ability to fund its working capital requirements for operations is dependent on successful completion of these negotiations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

By	/s/ Robert M. Barniskis Robert M. Barniskis, Chief Financial Officer

Dated: September 11, 2002

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